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                                                                    EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement on Form S-3 and related Prospectus of Medirisk, Inc. for the registration of 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated June 4, 1998, with respect to the financial statements of Successful Solutions, Inc. included in the Current Report on Form 8-K/A of Medirisk, Inc. dated June 5, 1998, filed with the Securities and Exchange Commission.



                                    Lovins Clark and Company


Vidalia, Georgia
June 4, 1998